Exhibit 3.197.1

Form LLC-5.25
January 1994

George H. Ryan
Secretary of State
Department of Business Services
Limited Liability Company Division
Room 357, Howlett Building
Springfield, IL 62756

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)
Illinois
Limited Liability Company Act
Articles of Amendment

Filing Fee $100
SUBMIT IN DUPLICATE
Must be typewritten

This space for use by Secretary of State

Date 10-29-1997
Assigned File # 00124516
Filing Fee $100.00
Approved:
This space for use by Secretary of State [FILED]
1.	Limited Liability Company name Santa Fe Missouri Associates, L.L.C.

2.	File number assigned by the Secretary of State: 00124516

3.	Federal Employer Identification Number (F.E.I.N.): 36-4165126

4.	These Articles of Amendment are effective on ☑ the file date or a later date being ________________________ not to exceed 30 days after the file date.

5.	The Articles of Organization is amended as follows: (Attach a copy of the text of each amendment adopted.) (Address changes of P.O. Box and c/o are unacceptable)
☐ a)	Admission of a new member (give name and address below)

☐ b)	Admission of a new manager (give name and address below)

☐ c)	Withdrawal of a member (give name below)

☐ d)	Withdrawal of a manager (give name below)

☐ e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☐ f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below)

☐ g)	Change in the limited liability company’s name (list below)

☐ h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☑ i)	Other (give information below)

i)	The Articles of Organization is amended as follows: The purpose or purposes for which the LLC is organized: To purchase, hold for investment, lease, operate, manage and do any and all other activities, necessary to or connected with property located at P.O. Box 499, Highway 13 South, Lexington, Missouri and commonly known as Santa Fe Trail Health Care Center and Day Care Center and any industries related thereto.

LLC-5.25

6.	This amendment was adopted by the managers. S. 5-25(3)	☑ Yes	☐No
	a) The majority of the managers so approved.	☑ Yes	☐No
	b) Member action was not required.	☐ Yes	☑ No

7.	This amendment was adopted by the members. S. 5-25(4)	☑ Yes	☐ No
a) At a meeting of the members, with the required number of affirmative votes necessary to adopt the amendment.
☑ Yes     ☐No

b)	Only by written consent signed by the members having the required number of votes necessary to adopt the amendment.
☐ Yes     ☑ No

8.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated	October 27	,	1997.

/s/ Zev Karkomi
Signature

Zev Karkomi, Manager
(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)